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                                                                   EXHIBIT 23.03


                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum and natural gas consultants, we hereby consent to the reference of our name in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2002 of Equitable Resources, Inc. and, by incorporation of said Form 10-K, as amended, in the Registration Statement on Amendment No. 1 of Form S-4. We have no interest of a substantial or material nature in Equitable Resources, Inc., or in any affiliate. We have not been employed on a contingent basis, and we are not connected with Equitable Resources, Inc., or any affiliate as a promoter, underwriter, voting trustee, director, officer, employee, or affiliate.


                                     /s/ Ryder Scott Company, L.P.
                                     ---------------------------------------
                                         Ryder Scott Company, L.P.


Houston, Texas
June 11, 2003